Exhibit 10.1

IN THE CIRCUIT COURT FOR THE FIFTEENTH
JUDICIAL CIRCUIT, IN AND FOR PALM BEACH
COUNTY, FLORIDA

CASE NO: 502003CA008741XX0C AA

SUMMIT BROKERAGE SERVICES, INC.,

                                                 Plaintiff,

vs.

RICHARD PARKER,

Defendant.

                                                             /

MEDIATION SETTLEMENT AGREEMENT

The parties and their counsel, having met with W. Jay Hunston, Jr., Certified Circuit Court Civil Mediator, for mediation in the above-styled action on December 12, 2007, and having resolved all disputes between them, agree as follows:

1. The undersigned parties agree to the terms and conditions of this Mediation Settlement Agreement (“Agreement”), in full settlement of any and all claims which have been or could have been asserted in this action. Agreement to and entry into this Agreement shall not be deemed an admission of any fact, issue or liability in this case.

2. Defendant, RICHARD PARKER (“Defendant”), shall transfer, release and assign all right, title or interest he has or may claim to stock or stock options or any other debt or equity interest in Plaintiff SUMMIT BROKERAGE SERVICES, INC. (“Plaintiff”), as evidenced in Plaintiff’s Statement of Security Ownership of Certain Beneficial Owners, as of August 1, 2007, consisting of 3,421,927 shares (“Defendant’s Stock”), being all of Defendant’s interest in Plaintiff, whether directly or beneficially owned, in exchange for payment by Plaintiff to Defendant of the sum of $675,000.00 (“Settlement Sum”).

3. Payment of the Settlement Sum shall be made on or before December 31, 2007, and shall be by cash or cash equivalent, received into the trust account of Defendants undersigned attorney’s law firm, time being of the essence hereof.

4. Simultaneous with payment of the Settlement Sum in full (the “Settlement Date”), the parties shall execute and exchange mutual general releases, each of the other, excepting only the terms and conditions of this Agreement, and shall cause to be filed their Joint Motion for Dismissal, with Prejudice, of this action, with the Court retaining jurisdiction to enforce the terms and conditions of this Agreement.  Additionally, on the Settlement Date, Plaintiff shall deliver to Defendant, c/o his undersigned attorney, Plaintiff’s letter, on Plaintiff’s letterhead, stating exactly the following language:

“To Whom It May Concern:

The purpose of this letter is to clarify the terms of the disassociation of Richard Parker from Summit Brokerage Services, Inc. (SBS). On August 5, 2003 Mr. Parker tendered his resignation from SBS. On August 13, 2003, the board of directors of SBS voted to terminate Mr. Parker. SBS does acknowledge the resignation of Mr. Parker as of August 5, 2003. SBS and Mr. Parker have now resolved all disputes between them.”

4. On the Settlement Date, Plaintiff shall cause to be filed its Registration Comment to the U-5 previously filed by it concerning Defendant’s termination of employment with the Plaintiff, stating exactly as follows:

“Prior to being terminated “for cause”, Mr. Parker submitted a letter of resignation as CEO of Summit Brokerage Services, Inc. (SBS). SBS has subsequently released Mr. Parker from liability and settled its claims against him.”

5. Simultaneous with payment of the Settlement Sum in full, Defendant shall execute and deliver any documents necessary to effectuate the transfer of Defendant’s Stock to Plaintiff.

6. The parties mutually agree that neither of them shall solicit financial advisors or employees of the other for a period of two years from the date of this Agreement.

7. Each party shall bear its own attorneys’ fees and costs of this action.

8. Except as required by applicable regulatory agencies, this Agreement shall be confidential as between the parties and their respective tax advisors and attorneys, and shall not be filed with the Court in the above-styled action, except for enforcement purposes or pursuant to Court Order. Provided, however, that Defendant may use the letter delivered to him pursuant to the provisions of paragraph 3 above, to explain the circumstances surrounding his departure from Plaintiff.

9. This Mediation Settlement Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original.

10. This Agreement is subject to the approval of the board of directors of Plaintiff, on or before 5:00 p.m., December 13, 2007. If a written letter of rejection of this Agreement is not delivered to Defendant’s undersigned attorney by facsimile transmission on or before 5:00 p.m., December 13, 2007, then this Agreement shall be binding on the parties.

11. This Agreement is subject to approval by applicable regulatory agencies, if required by those agencies.

12. The parties shall execute and exchange such other and further documents as may be reasonably necessary to effectuate the terms and conditions of this Mediation Settlement Agreement.

13. The Court shall retain jurisdiction to enforce the terms and conditions of this Mediation Settlement Agreement.

DATED: December 12, 2007.

SUMMIT BROKERAGE SERVICES, INC.		/s/ RICHARD PARKER
RICHARD PARKER

By:	/s/ Marshall T. Leeds

	/s/ John D. Boykin	/s/ J. Jeffrey Deery
	John D. Boykin, Esq.	J. Jeffrey Deery, Esq.
	Atty. For Plaintiff	Atty. for Defendant

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of August 1, 2007 with respect to the beneficial ownership of common stock by: (i) each executive officer named in the Summary Compensation Table, set forth below; (ii) each director; (iii) each shareholder known by us to be the beneficial owner of more than 5% of the Company’s common stock; and (iv) all executive officers and directors as a group.

Name of Beneficial Owner(1)	No. of Shares(2)		Percentage(2)
Marshall T. Leeds	12,050,000	(3)	35.6%
Richard Parker(4)	3,421,927	(4)	11.9%
Steven C. Jacobs	1,313,000	(5)	4.5%
Sanford B. Cohen	230,000	(6)	*
Paul D. DeStefanis	390,000	(7)	1.4%
William L. Harvey	215,000	(8)	*
Antares Capital Fund III Limited Partnership(9)	4,000,000		14.2%
The Equity Group Inc. Profit Sharing Plan & Trust(10)	1,600,000	(10)	5.7%
All executive officers and directors as a group (5 persons)	14,198,000	(11)	39.7%

*	Represents less than 1% of the issued and outstanding shares of common stock of the Company.
(1)	Unless otherwise noted, the address of each person or entity listed is 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.
(2)

Based on 28,210,075 shares outstanding on August 1, 2007, and those additional shares deemed to be outstanding as to a particular person in accordance with applicable law and/or regulations. Shares of common stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities that are exercisable or convertible within 60 days of August 1, 2007, are deemed beneficially owned by a particular person, and are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)

Includes: (a) 6,400,000 shares of common stock; and (b) 5,650,000 shares of common stock issuable upon exercise of outstanding options. Does not include 1,480,504 shares of common stock issuable upon exercise of outstanding options which are not exercisable within 60 days of August 1, 2007.

(4)

Includes: (i) 2,352,992 shares of common stock; (ii) 466,935 shares of common stock owned jointly with his spouse; (iii) 22,000 shares owned by his spouse; (iv) 500,000 shares of common stock issuable upon exercise of outstanding stock options; and (v) 80,000 shares of common stock he and/or his spouse control as trustees of two foundations and a trust. Mr. Parker’s address is 417 Magnolia Avenue, Melbourne Beach, Florida 32951.

(5)

Includes 80,000 shares of common stock; 793,000 shares of common stock issuable upon exercise of outstanding stock options; and 440,000 shares of common stock issuable upon exercise of outstanding warrants. Does not include 577,500 shares of common stock issuable upon exercise of outstanding options which are not exercisable within 60 days of August 1, 2007.

(6)	Includes 230,000 shares of common stock issuable upon exercise of outstanding stock options.
(7)	Includes 200,000 shares of common stock and 190,000 shares of common stock issuable upon exercise of outstanding stock options.
(8)	Includes 215,000 shares of common stock issuable upon exercise of outstanding stock options.
(9)

Address: 9999 N.E. 2nd Avenue, Suite 306, Miami Lakes, Florida 33138. Antares is a Delaware limited partnership whose general partner is Antares Capital Partners III, L.L.C. (“ACP”), a Florida limited liability company. As the general partner, ACP has sole voting authority over Antares’ investments. The managing partners of ACP are Jonathan I. Kislak and Randall Poliner.